                                                                   Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                            Locomotion Holdings, Inc.

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is Locomotion Holdings, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Class A Common Stock, $.01 par value.

     FIFTH: The name and the mailing address of the incorporator is as follows:

NAME                  MAILING ADDRESS
----                  ---------------
Kathleen M. Sablone   Choate, Hall & Stewart
                      Exchange Place
                      53 State Street
                      Boston, MA 02109

     SIXTH: The Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation.

     SEVENTH: Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     EIGHTH: The Corporation shall indemnify and hold harmless any director, office, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred in connection with, or as a result of, any proceeding in which he or she may become involved, as a party or otherwise, by reason of the fact that he or she is or was such a director, officer, employee or agent, whether or not he or she continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware as they may be amended from time to time.

     NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts stated herein are true and accordingly has hereunto set her hand this 14th day of July, 1997.


                                        /s/ Kathleen M. Sablone
                                        ----------------------------------------
                                        Kathleen M. Sablone, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            LOCOMOTION HOLDINGS, INC.

     Locomotion Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly authorized and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     2. Article First of the Corporation's Certificate of Incorporation is amended to read as follows:

          "FIRST: The name of the corporation is Hallmark Investment Group, Inc. (the "Corporation")."

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be executed this 8th day of August, 2003.

                                        LOCOMOTION HOLDINGS, INC.


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp
                                            Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            LOCOMOTION THERAPY, INC.
                            (A DELAWARE CORPORATION)
                                      INTO
                         HALLMARK INVESTMENT GROUP, INC.
                            (A DELAWARE CORPORATION)

     Hallmark Investment Group, Inc., a corporation organized and existing under Laws of the State of Delaware, does hereby certify:

     1. Hallmark Investment Group, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of stock of Locomotion Therapy, Inc., which is a business corporation of the State of Delaware.

     3. The future effective date and time of this Certificate of Ownership and Merger shall be August 14, 2003 at 11:10 a.m. Pacific Time (2:10 p.m. Eastern
Time) whereupon Locomotion Therapy, Inc. will merge into the Corporation.

     4. The following is a copy of the resolutions adopted by the Board of Directors of the Corporation to merge Locomotion Therapy, Inc. into the
Corporation:

          "RESOLVED, that Locomotion Therapy, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Locomotion Therapy, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Locomotion Therapy, Inc. in its respective name.

          RESOLVED FURTHER, that this Corporation assume all of the obligations and liabilities of Locomotion Therapy, Inc.

          RESOLVED FURTHER, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction to effect the merger and will cause to be performed all necessary acts within the jurisdiction of organization of Locomotion Therapy, Inc. and of this Corporation and in any other appropriate jurisdiction to effect the merger."

                            [Signature Page Follows]

Executed on this 14th day of August, 2003.

                                        HALLMARK INVESTMENT GROUP, INC.


                                        By: /s/ Boyd Hendrickson
                                            ------------------------------------
                                            Boyd Hendrickson
                                            Chief Executive Officer

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Hallmark Investment Group, Inc.

          2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover, 19901, County of Kent.

          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on: September 15, 2003.


                                        /s/ Roland Rapp
                                        ----------------------------------------
                                        Signature of Officer


                                        Roland Rapp, Secretary
                                        ----------------------------------------
                                        Typed name and title of Officer